Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended September				Year-to-Date September
				Weather				Weather
				Adjusted				Adjusted
As Reported (See Notes)	2009	2008	Change	Change	2009	2008	Change	Change
Kilowatt-Hour Sales-
Total Sales	53,314	56,769	-6.1%		143,172	154,865	-7.6%

Total Retail Sales-	43,474	45,800	-5.1%	-3.4%	116,797	124,258	-6.0%	-5.3%
Residential	15,727	16,153	-2.6%	0.4%	40,289	40,983	-1.7%	-0.4%
Commercial	14,979	15,546	-3.6%	-2.1%	41,068	41,885	-1.9%	-1.3%
Industrial	12,529	13,866	-9.6%	-9.3%	34,722	40,688	-14.7%	-14.6%
Other	239	235	1.3%	1.2%	718	702	2.4%	2.5%

Total Wholesale Sales	9,840	10,969	-10.3%	N/A	26,375	30,607	-13.8%	N/A

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.